                                                                    EXHIBIT 99.1

The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
1349), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

     Re: SPX Corporation

Ladies and Gentlemen:

     In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1349), each of the undersigned hereby certifies that:

            (i) this Quarterly Report on Form 10-Q, for the period ended June 30, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

            (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of SPX Corporation.

Dated as of this 13th day of August, 2002.




/s/ John B. Blystone                               /s/ Patrick J. O'Leary
--------------------                               ----------------------
John B. Blystone                                   Patrick J. O'Leary
Chairman, President and Chief Executive            Vice President, Finance,
Officer                                            Treasurer and Chief
                                                   Financial Officer